LightPath Technologies Signs a $1.1 Million Development Contract With Raytheon Vision Systems for Low-Cost Molded Infrared Optics Development

ORLANDO, Fla., March 15, 2012 /PRNewswire/ -- LightPath Technologies (NASDAQ: LPTH) announces today that it has entered into a $1.1 million research & development contract with Raytheon Vision Systems (NYSE: RTN). The contract is for development of low cost manufacturing processes for infrared optics and is in support of Raytheon Vision Systems' $13.4 million Defense Advanced Research Projects Agency (DARPA), Low Cost Thermal Imaging Manufacturing (LCTI-M) program. The goal of LCTI-M is to develop a wafer scale manufacturing process that will result in a camera on a chip, making thermal imagers affordable, accessible, and ubiquitous to every warfighter.

(Logo: http://photos.prnewswire.com/prnh/20120202/FL45310LOGO)

"Applications of infrared and thermal imaging technology have grown explosively over the last ten years into various markets including industrial inspection, automotive vision and security. Cost is now a major barrier to further expansion into mission-critical defense and high-volume commercial applications. The lower-cost infrared optics that should result from our work on the LCTI project may not only enhance our warfighter's capabilities, but could open significant new market and application opportunities in thermal imaging for LightPath," said Jim Gaynor, President and CEO of LightPath. "This contract allows us to continue our work to develop even lower cost materials and processes for infrared optics which we believe will enable critical defense capabilities, and expanded commercial applications as well. With this technology, we are currently targeting multiple high growth markets and applications such as infrared countermeasures, thermography, gas sensing and commercial night vision systems and we are proud to partner with a global technology leader like Raytheon to develop new capabilities for these markets."

Related to the overall objective of the LCTI-M program, Charlie Cartwright, vice president of Raytheon Network Centric Systems' Advanced Programs, which includes Raytheon Vision Systems, adds "Making high-performance thermal imagers available to every vehicle, surveillance device and dismounted soldier will give them greater situational awareness in low light, adverse weather and obscured environments."

LightPath Technologies has more than 25 years of experience molding visible and infrared aspherical optics. In addition to its ongoing commercial activities, LightPath was previously awarded and completed a Phase II Small Business Innovative Research (SBIR) grant from the Naval Air Warfare Center to develop molding technologies for infrared optical components. The LCTI-M contract will provide an opportunity to further develop LightPath's molding technology and provide enhanced capabilities for thermal imaging lenses in the mid- and long-wavelength infrared spectrum.

About LightPath Technologies

LightPath manufactures optical products including precision molded aspheric optics, GRADIUM® glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, higher-level assemblies and packing solutions. LightPath has a strong patent portfolio that has been granted or licensed to us in these fields. LightPath common stock trades on the Nasdaq Capital Market under the stock symbol LPTH. For more information visit www.lightpath.com

Contacts:	Ray Pini, Director of Infrared Programs
LightPath Technologies, Inc.
Phone: +1-407-382-4003 x354
Email: rpini@lightpath.com
Internet: www.lightpath.com

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

GRADIUM® is a registered trademark of LightPath Technologies

Approved for Public Release, Distribution Unlimited